UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2006
COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-11290 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices, including zip code)
(407) 265-7348
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement
     Effective April 4, 2006, the Employment Agreement (the “Employment Agreement”) between CNLRS Development, Inc., a wholly owned subsidiary of Commercial Net Lease Realty, Inc. (the “Company”) and Mr. Dennis E. Tracy was terminated pursuant to a mutual understanding of the parties.
     The Employment Agreement was terminated by the Company without cause; therefore, the Company is obligated to pay Mr. Tracy twice his current annual salary payable in twelve (12) equal monthly installments and continue certain fringe benefits for one year. In addition, upon termination, Mr. Tracy’s options and restricted stock awards vested in full.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Net Lease Realty, Inc.
Date: April 10, 2006	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and Chief Financial Officer